Exhibit 23.2

Kerber, Eck & Braeckel LLP

3200 Robbins Road, Suite 200A

Springfield, IL 62704

Ph: 217-798-0960

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of First Trinity Financial Corporation of our report dated April 19, 2021, relating to the financial statements of Royalty Capital Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kerber, Eck & Braeckel LLP

Springfield, Illinois

October 22, 2021